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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 16, 2000
         ---------------------------------------------------------------

                             SUMMIT AUTONOMOUS INC.
                             ----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        MASSACHUSETTS 0-16937 04-2897945
                        --------------------------------
                    (STATE OR OTHER JURISDICTION (COMMISSION
                        (IRS EMPLOYER OF INCORPORATION)
                        FILE NUMBER) IDENTIFICATION NO.)


                       21 HICKORY DRIVE, WALTHAM, MA 02451
                       -----------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                  REGISTRANT'S TELEPHONE NUMBER: (781) 890-1234
                  ---------------------------------------------

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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 4, 2000, Summit Autonomous Inc. (the "Company", formerly known as Summit Technology, Inc.) entered into the previously announced Asset Purchase Agreement by and between the Company, Lens Express, Inc., a Florida corporation (the "Seller"), and Strategic Optical Holdings, Inc., a Delaware corporation (the "Buyer"), for the sale of substantially all of the assets of the Seller to the Buyer (the "Agreement"). On June 16, 2000, the Company completed the transaction contemplated by the Agreement and sold substantially all of the assets of Lens Express, Inc., a subsidiary of the Company, to a wholly-owned subsidiary of the Buyer, pursuant to the terms of the Agreement.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

             Not Applicable.

(b)  PRO FORMA FINANCIAL INFORMATION:

             Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 1999

             Unaudited Pro Forma Condensed Consolidated Statement of Operations for twelve months ended December 31, 1999

             Financial Statements for the period ending March 31, 2000 reflecting the information required by Article 11 of Regulation S-X are included with the Registrant's Form 10-Q for the period ending March 31, 2000, filed with the Commission on May 12, 2000

(c)   EXHIBITS:

          2.1 Asset Purchase Agreement, dated as of May 4, 2000, by and between Summit Technology, Inc., Lens Express, Inc., and Strategic Optical Holdings, Inc. (incorporated by reference to Form 8-K filed by the Company on or about May 12, 2000).





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on its behalf by the undersigned hereunto duly authorized.

                                       SUMMIT AUTONOMOUS INC.

Date:    June 30, 2000                 By:  /s/ ROBERT J. KELLY
                                          --------------------------------------
                                          Robert J. Kelly
                                          Chief Financial Officer and Treasurer